Exhibit 99.D6



                                     FORM OF
                             SUB-ADVISORY AGREEMENT
                         NATIONS MASTER INVESTMENT TRUST

         THIS AGREEMENT is made as of May 21, 1999 among NATIONSBANC ADVISORS, INC., a North Carolina corporation (herein called the "Adviser"), PUTNAM INVESTMENT MANAGEMENT, INC., a Massachusetts corporation (herein called the "Sub-Adviser") and NATIONS MASTER INVESTMENT TRUST (the "Trust"), on behalf of the portfolio(s) of the Trust as now or hereafter may be identified on Schedule I hereto (each a "Master Portfolio" and collectively, the "Master Portfolios").

                                    RECITALS

         WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end series management investment company; and

         WHEREAS, the Adviser is registered with the Commission under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and engages in the business of acting as an investment adviser; and

         WHEREAS, the Sub-Adviser is also registered under the Advisers Act, as an investment adviser and engages in the business of acting as an investment adviser; and

         WHEREAS, the Adviser and the Trust have entered into an Investment Advisory Agreement (the "Investment Advisory Agreement"), pursuant to which the Adviser shall act as investment adviser with respect to the Master Portfolios; and

         WHEREAS, pursuant to such Investment Advisory Agreement, the Adviser, with the approval of the Trust, wishes to retain the Sub-Adviser for purposes of rendering advisory services to the Adviser and the Trust in connection with the Master Portfolios upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1.       Appointment.

         The Adviser hereby appoints the Sub-Adviser to act as investment sub-adviser to the Master Portfolios for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.



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2.       Services of Sub-Adviser.

         Subject to the oversight and supervision of the Adviser and the Trust's Board of Trustees, the Sub-Adviser will provide a continuous investment program for all of the assets of the Master Portfolios, or for such portion of the assets of the Master Portfolios as the Adviser may determine from time to time, including investment research and management with respect to all securities and investments, and except for such cash balances of the Master Portfolios as may, from time to time, be managed by the Adviser. Subject to the terms of this Agreement, the Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Master Portfolios. The Sub-Adviser will provide the services rendered by it under this Agreement in accordance with the investment criteria and policies established from time to time for the Master Portfolios by the Adviser, the Master Portfolios' investment objectives, policies and restrictions as stated in the Prospectus(es) and Statement(s) of Additional Information for the Master Portfolios, the operating policies and procedures of the Master Portfolios, and resolutions of the Master Portfolios' Board of Trustees (in each such case, to the extent such items are delivered in writing to the Sub-Adviser). The Sub-Adviser shall not be responsible for the administrative affairs of the Trust including, but not limited to, portfolio accounting and pricing of the Trust's shares.

         The Sub-Adviser further agrees that it will:

               (a) Provide information to the Master Portfolios' accountant for the purpose of updating the Master Portfolios' cash availability once a day at a mutually agreed upon time;

               (b) Maintain historical tax lots for each portfolio security held by the Master Portfolios under procedures agreed between the parties hereto;

               (c) Transmit trades to the Trust's custodian for proper settlement in accordance with agreed procedures;

               (d) Maintain all books and records with respect to the Master Portfolios that are required to be maintained under Rule 31a-l(f) under the 1940 Act;

               (e) Supply the Adviser, the Trust and the Trust's Board of Trustees with reports, statistical data and economic information as requested; and

               (f) Prepare a quarterly broker security transaction summary and, if requested in advance, monthly security transaction listing for the Master Portfolios.

3.       Other Covenants.

         The Sub-Adviser agrees that it will:

               (a) Comply with all applicable laws, rules and regulations, including all applicable Rules and Regulations of the Commission;



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               (b)  Use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

               (c) Place orders pursuant to its investment determinations for the Master Portfolios either directly with the issuer or with any broker or dealer. In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Master Portfolios the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Master Portfolios or other accounts over which the Sub-Adviser or an affiliate of the Sub-Adviser exercises investment discretion. The Sub-Adviser is authorized, subject to the prior approval of the Adviser and the Trust's Board of Trustees, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Master Portfolios which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to the Master Portfolios. In addition, the Sub-Adviser is authorized to take into account the sale of shares of the Trust in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust's principal underwriter), provided that the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will portfolio securities be purchased from or sold to the Adviser, Sub-Adviser, the Trust's principal underwriter, any affiliated person of the Sub-Adviser, or to any affiliated person of either the Trust, the Adviser or the Trust's principal underwriter, acting as principal in the transaction identified to the Sub-Adviser as such an affiliate, except to the extent permitted by the Commission;

               (d) Adhere to the policies and procedures of the Trust adopted on behalf of the Master Portfolios and delivered to the Sub-Adviser;



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               (e)  Use its best efforts to perform its duties and obligations under this Agreement without: (a) any failure of its computer systems, or those used by it in the performance of its duties hereunder, properly to record, store, process, calculate or present calendar dates falling on and after, and time spans including, September 9, 1999, January 1, 2000 or February 29, 2000 (the "Subject Dates") as a result of the occurrence, or use of data containing any such Subject Dates; (b) any failure of its computer systems, or those used by it in the performance of its duties hereunder, to calculate any information dependent on or relating to dates on or after the Subject Dates; or (c) any loss of functionality or performance with respect to the maintenance of records or processing of data containing dates falling on or after the Subject Dates; and

               (f) Treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

4.       Services Not Exclusive.

         The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Sub-Adviser to be suitable for two or more accounts managed by the Sub-Adviser, the available securities or investments may be allocated in a manner believed by the Sub-Adviser to be equitable to each account. It is recognized that in some cases this procedure may adversely affect the price paid or received by the Master Portfolios or the size of the position obtainable for or disposed of by the Master Portfolios.

5.       Books and Records.

         In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Master Portfolios are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act, the records required to be maintained by it under this Agreement.


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6.       Expenses.

         During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions, custodial charges and other transaction costs, if any) purchased or sold for the Master Portfolios.

7.       Expense Limitation.

         If, for any fiscal year of a Master Portfolio, the amount of the aggregate advisory fee which the Trust would otherwise be obligated to pay with respect to the Master Portfolio is reduced pursuant to expense limitation provisions of the Investment Advisory Agreement, the fee which the Sub-Adviser would otherwise receive pursuant to this Agreement shall be reduced proportionately.

8.       Compensation.

         The Adviser shall pay the Sub-Adviser, as compensation for services rendered hereunder, fees, payable monthly, at the annual rates indicated on
Schedule I hereto, as such Schedule may be supplemented and amended from time to time. It is understood that the Adviser shall be responsible for the Sub-Adviser's fee for its services hereunder, and the Sub-Adviser agrees that it shall have no claim against the Trust or the Master Portfolios with respect to compensation under this Agreement.

         For purposes of this Section, the average daily net asset value of the Master Portfolios shall be determined in the manner set forth in the Articles of Incorporation and registration statement of the Trust, as amended from time to time.

9.       Limitation of Liability.

         The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except that the Sub-Adviser shall be liable to the Trust for any loss resulting from a breach of fiduciary duty, if any, with respect to the receipt of compensation for services or for any loss resulting from willful misfeasance, bad faith or negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

10.      Indemnification.

         The Sub-Adviser shall indemnify and hold harmless the Master Portfolios and the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) resulting from willful misfeasance, bad faith or negligence on the part of the Sub-Adviser in connection with the performance of its duties under this Agreement or resulting from any violations of securities laws, rules, regulations, statutes and codes, whether federal or of any state, by the Sub-Adviser.


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11.      Duration and Termination.

         This Agreement will become effective as of the later of (a) the date first written above, (b) the date on which it is approved by a majority of the outstanding voting securities of the Master Portfolio(s), or (c) the date(s) on which the Master Portfolio(s) commence(s) operations. Unless sooner terminated as provided herein, this Agreement shall continue in effect until the second anniversary of its effective date. Thereafter, if not terminated, this Agreement shall continue in effect for successive annual periods ending on January 1, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of the outstanding voting securities of the Master Portfolios. Notwithstanding the foregoing, this Agreement may be terminated as to the Master Portfolios at any time, without the payment of any penalty, by the Adviser or by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Master Portfolios), on sixty days' written notice to the Sub-Adviser, or by the Sub-Adviser, on ninety days' written notice to the Trust, provided that in each such case, notice shall be given simultaneously to the Adviser. In addition, notwithstanding anything herein to the contrary, in the event of the termination of the Investment Advisory Agreement with respect to the Master Portfolios for any reason (whether by the Trust, by the Adviser or by operation of law) this Agreement shall terminate upon the effective date of such termination of the Investment Advisory Agreement. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as such terms have in the 1940 Act.)

12.      Amendment of This Agreement.

         No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent required by the 1940 Act, no amendment of this Agreement shall be effective until approved by vote of a majority of the outstanding voting securities of the Master Portfolio(s).

13.      Miscellaneous.

         The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Maryland law.


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14.      Name of Sub-Adviser.

         The Trust and the Adviser hereby agree not to use the name "Putnam Investment Management, Inc." or any derivative thereof or any description of the Sub-Adviser or any affiliates, in the Trust's Registration Statement, or in any sales literature, advertisement or other document distributed to the public without the consent of the Sub-Adviser; provided, however, the consent of the Sub-Adviser shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment and/or its services hereunder or which is required by the Securities and Exchange Commission or over state securities authority or any other appropriate regulatory, governmental or judicial authorities.

15.      Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers of the day and year first written above.

                         NATIONS MASTER INVESTMENT TRUST,
                         on behalf of the Master Portfolios

                         By:    ________________________________________________
                                A. Max Walker
                                President and Chairman of the
                                Board of Trustees


                         NATIONSBANC ADVISORS, INC.

                         By:    ________________________________________________
                                Robert H. Gordon
                                President


                         Putnam Investment Management, Inc.

                         By:    ________________________________________________
                                Thomas M. Turpin
                                Managing Director


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                                   SCHEDULE I

         The Adviser shall pay the Sub-Adviser as full compensation for services provided and expenses assumed hereunder, a sub-advisory fee for each Master Portfolio, computed daily and payable monthly at the annual rates listed below as a percentage of the average daily net assets of the Master Portfolio under the Sub-Adviser's management:


                     MASTER PORTFOLIO                                RATE OF COMPENSATION

       Nations International Equity Master Portfolio         0.65% of the first $60,000,000 of the
                                                             Master Portfolio's average daily net
                                                             assets; plus, 0.55% of the next
                                                             $130,000,000 of the Master Portfolio's
                                                             average daily net assets; plus 0.45%
                                                             of the next $200,000,000 of the
                                                             Master Portfolio's average daily net
                                                             assets; plus 0.40% of the Master
                                                             Portfolio's average daily net assets in
                                                             excess of $390,000,000.





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